Exhibit 20.1
                                                             ------------


CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  9                               PAGE    # 1
DETERMINATION:  10-Jun-97                               Beginning       5/1/97
DISTRIBUTION:   16-Jun-97                               Ending  5/31/97
TIME:   6/16/97 19:33


                        CLASS A 6.61% ASSET BACKED CERTIFICATES
                        CLASS B 6.76% ASSET BACKED CERTIFICATES



        ORIG PRINCIPAL     BEG PRINCIPAL        PRINCIPAL       INTEREST        TOTAL           END PRINCIPAL
CLASS   BALANCE BALANCE    DISTRIBUTION         DISTRIBUTION    DISTRIBUTION    BALANCE

 A      $1,478,422,107.71  $1,151,831,260.89    $39,160,292.70  $6,344,670.53   $45,504,963.23  $1,112,670,968.19
 B         $45,725,000.00     $35,624,118.52     $1,211,159.10    $200,682.53    $1,411,841.63     $34,412,959.42


TOTAL   $1,524,147,107.71  $1,187,455,379.41    $40,371,451.80  $6,545,353.06   $46,916,804.86  $1,147,083,927.61


                            FACTOR   INFORMATION   PER   $1,000


        PRINCIPAL       INTEREST        END PRINCIPAL
CLASS   DISTRIBUTION    DISTRIBUTION    BALANCE
 A      26.48789713     4.29151492      752.60709535
 B      26.48789721     4.38890169      752.60709502

Totals  26.48789713     4.29443656      752.60709534


                IF THERE ARE ANY QUESTIONS OR COMMENTS,
                PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW



                         KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                         450 WEST 33RD STREET, 10TH FLOOR
                         NEW YORK, NEW YORK 10001
                                 (212) 946-3247

CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  9                                       PAGE        # 2
DETERMINATION:  10-Jun-97                                Beginning       5/1/97
DISTRIBUTION:   16-Jun-97                                Ending         5/31/97
TIME:   6/16/97 19:37


                                                                      per $1000
Section 5.8 (iii)       Servicing Fee                 $989,546.15     .64924583




Class   Principal       Interest        Total         Prin (per $1000/orig)  Int (per $1000/orig)  Total (per $1000/orig)
A       $39,160,292.70  $6,344,670.53   $45,504,963.23  26.48789713          4.29151492            30.77941205
B        $1,211,159.10    $200,682.53    $1,411,841.63  26.48789713          4.38890169            30.87679882

Total   $40,371,451.80  $6,545,353.06   $46,916,804.86  26.48789713          4.29443656            30.78233369


Section 5.8 (v)     Pool Balance at the end of the
                     Collection Period                        $1,147,083,927.61


Section 5.8 (vi)    Aggregate Net Losses for Collection
                      Period                                        $481,435.46

Section 5.8 (vii)  Carryover Shortfall for Collection Period
                     Class A Interest                0.00
                     Class B Interest                0.00
                     Class A Principal               0.00
                     Class B Principal               0.00
                     TOTAL                           0.00

Section 5.8 (viii)  Reserve Account Balance after Disbursement   $37,280,227.65

Section 5.8 (ix)    Specified Reserve Account Balance            $37,280,227.65

Section 5.8 (x)     Repurchase Amounts for Repurchased Receivables
                                 Seller         $0.00
                                 Servicer       $0.00
                                 TOTAL          $0.00


Section 5.8 (xi)    Advance Summary for Collection Period
                    Unreimbursed Advances for Period              $4,399,580.48
                    Unreimbursed Advances for Previous
                      Period Period                               $4,214,328.46
                    Change from Previous Period                     $185,252.02

                    Reimbursed Advance from Collections           $1,156,082.73
                    Reimbursed Advance from Liquidation Proceeds $24,857.03 Reimbursed Advance from Reserve Account
                      Withdrawls                                          $0.00

(C) COPYRIGHT 1997, CHASE MANHATTAN BANK